UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2023

Berkshire Grey, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39768	85-2994421
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 South Road
Bedford, Massachusetts	01730
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 833 848-9900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	BGRY	The Nasdaq Stock Market LLC
Redeemable Warrants	BGRYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion of the previously announced Merger (as described below) pursuant to the Agreement and Plan of Merger, dated as of March 24, 2023 (the “Merger Agreement”), by and among Berkshire Grey, Inc., a Delaware corporation (the “Company”), SoftBank Group Corp., a Japanese kabushiki kaisha (“Parent”) and Backgammon Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

On July 20, 2023, pursuant to the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference in this Item 2.01. Capitalized terms used herein but not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”):

•
Each share of Class A common stock, par value $0.0001, and Class C common stock, par value $0.0001, of the Company (together, the “Company common stock”) issued and outstanding immediately prior to the Effective Time (other than (1) shares held in the treasury of the Company or owned by Merger Sub, (2) shares held by stockholders who did not vote in favor of the Merger Agreement or the Merger and who have perfected and not withdrawn a demand for appraisal with respect to such shares pursuant to Section 262 of the Delaware General Corporation Law, and (3) restricted shares that were not vested as of the Effective Time) was converted automatically into and thereafter represented only the right to receive $1.40 in cash, without interest (the “Merger Consideration”), subject to applicable withholding taxes.

•
Each vested option to purchase shares of Company common stock that had a per share exercise price less than the Merger Consideration that would be payable in respect of the Company stock underlying such option (each, an “In-the-Money Company Option”) was automatically cancelled and converted into the right to receive an amount of cash equal to the product obtained by multiplying (1) the number of shares of Company common stock that would have been issuable upon exercise of such option immediately prior to the Effective Time by (2) the excess of the Merger Consideration over the per share exercise price of such option.

•
Each unvested In-the-Money Company Option was automatically cancelled and converted into the contingent right to receive an aggregate amount in cash (each, a “Converted Cash Award”) equal to the product obtained by multiplying (1) the number of shares of Company common stock that would have been issuable upon exercise of such option immediately prior to the Effective Time by (2) the excess of the Merger Consideration over the per share exercise price of such option.

•	Each option to purchase shares of Company common stock that is not an In-the-Money Company Option was automatically cancelled at the Effective Time without payment of any consideration.

•
Each restricted share of Company common stock that was unvested immediately prior to the Effective Time was cancelled and converted into a Converted Cash Award equal to the Merger Consideration, subject to certain terms and conditions in the Merger Agreement.

•
Each vested restricted stock unit award (each, a “Company RSU Award”) was automatically cancelled and converted into the right to receive an amount of cash equal to the Merger Consideration that would have been payable in respect of the Company common stock issuable upon settlement of such Company RSU Award.

•
Each unvested Company RSU Award was automatically cancelled and converted into a Converted Cash Award with respect to an aggregate amount in cash equal to the product obtained by multiplying (1) the number of shares of Company common stock subject to such Company RSU Award by (2) the Merger Consideration.

•
Each of the Converted Cash Awards assumed and converted as described above, other than Converted Cash Awards converted from restricted shares of Company common stock, continue to have, and are subject to, the same terms and conditions (including vesting, acceleration of vesting and forfeiture) as applied to the corresponding option or Company RSU Award, as applicable, immediately prior to the Effective Time.

•
Each outstanding warrant (each, a “Redeemable Warrant”) to purchase shares of Company common stock pursuant to the Warrant Agreement, dated December 7, 2020, by and between Revolution Acceleration Acquisition Corp and Continental Stock Transfer & Trust Company (the “Warrant Agreement”), in accordance with its terms, automatically and without any required action on the part of the holder thereof, became a warrant exercisable for the Merger Consideration that such holder would have received if such warrant had been exercised immediately prior to the Effective Time; provided that if a holder of such warrant properly exercises such warrant within thirty (30) days following the date hereof, the holder of such warrant would be entitled to the Black-Scholes Warrant Value (as defined in the Warrant Agreement) with respect to such warrant, which would have been equal to approximately $0.35 per warrant as of the close of trading on July 19, 2023.

•
Each outstanding warrant to purchase shares of Company common stock pursuant to that certain warrant, dated July 29, 2022, in favor of FCJI, Inc. (the “FedEx Warrant”) became subject to Section 12(iii) of the FedEx Warrant, and FCJI, Inc. has the right to exercise such warrants in exchange for the exercise price set forth in the FedEx Warrant. Upon such exercise, the holder of the FedEx Warrant would be eligible to receive cash equal to the Merger Consideration multiplied by the number of shares of Company common stock for which such FedEx Warrant was exercisable immediately prior to the Effective Time.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 24, 2023, which is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8 K is incorporated by reference in this Item 3.01.

At the Effective Time and in connection with the consummation of the Merger, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) on July 20, 2023 that (i) each issued and outstanding share of Company common stock (except as described in Item 2.01 hereof) was converted into a right to receive the Merger Consideration and (ii) each Redeemable Warrant became exercisable for the Merger Consideration that such warrant holder would have received if such Redeemable Warrant had been exercised immediately prior to the Effective Time, each pursuant to the Merger Agreement as described under Item 2.01, and Nasdaq filed a Form 25 with the SEC to remove the Company common stock and Redeemable Warrants from listing on Nasdaq and deregister (i) the Company common stock and (ii) the Redeemable Warrants pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company common stock and Redeemable Warrants ceased trading on Nasdaq effective prior to the opening of trading on July 20, 2023. After effectiveness of the Form 25, the Company intends to file with the SEC a certification and notice of termination on Form 15 to terminate the registration of the Company common stock and Redeemable Warrants under Section 12(g) of the Exchange Act and suspend the Company’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Pursuant to the Merger Agreement and in connection with the consummation of the Merger, each share of Company common stock that was issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01 hereof) was converted, at the Effective Time, into the right to receive the Merger Consideration. Accordingly, at the Effective Time, the holders of such shares ceased to have any rights as stockholders of the Company, other than the right to receive the Merger Consideration.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note and under Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

As a result of the Merger, at the Effective Time, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent. The total amount of consideration payable to the Company’s equity holders in connection with the Merger was approximately $349.0 million. The funds used by Parent to consummate the Merger and complete the related transactions were funded through Parent’s readily available cash on hand.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.02.

Directors

In accordance with the terms of the Merger Agreement, effective upon completion of the Merger, the following persons became directors of the Company: Alex Clavel and Stephen Lam. On July 20, 2023, the following persons, who were directors of the Company immediately prior to the completion of the Merger, voluntarily resigned from the board of directors of the Company (the “Board”) and the committees of the Board on which they served, if any, at the Effective Time: Thomas Wagner, Peter Barris, John Delaney, Fiona Dias, Sven Strohband and Serena Wolfe.

Officers

Effective upon completion of the Merger and pursuant to the Merger Agreement, the following officers of the Company will remain as the officers of the Company: (i) Thomas Wagner, Chief Executive Officer, (ii) Steven Johnson, President and Chief Operating Officer, and (iii) Mark Fidler, Chief Financial Officer.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.03.

Pursuant to the Merger Agreement, as of the Effective Time, the Company’s certificate of incorporation, as in effect immediately prior to the Effective Time, was amended and restated in its entirety. A copy of the amended and restated certificate of incorporation is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Pursuant to the Merger Agreement, as of the Effective Time, the Company’s bylaws, as in effect immediately prior to the Effective Time, were amended and restated in their entirety. A copy of the amended and restated bylaws is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
2.1*
Agreement and Plan of Merger, dated March 24, 2023, by and between Berkshire Grey, Inc., SoftBank Group Corp. and Backgammon Acquisition Corp. (incorporated by reference to Exhibit 2.1 to Berkshire Grey, Inc.’s Current Report on Form 8-K filed on March 24, 2023).

3.1	Amended and Restated Certificate of Incorporation of Berkshire Grey, Inc.
3.2	Amended and Restated Bylaws of Berkshire Grey, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* All schedules to the Merger Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Berkshire Grey, Inc.

Date: July 20, 2023	By:	/s/ Mark Fidler
Mark Fidler Chief Financial Officer